UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2011
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Employment Agreement with Chief Executive Officer

On April 20, 2011, Luby’s, Inc. (the “Company”) entered into a Sixth Amendment to the Employment Agreement dated November 9, 2005, as amended on October 29, 2007, November 19, 2008, November 19, 2009, April 15, 2010, and September 2, 2010 (the “Agreement”), between the Company and Christopher J. Pappas to extend the term of the Agreement by one fiscal year to August 29, 2012. The Amendment did not change any other terms of the Agreement.

The Amendment was unanimously approved by the Company’s Board of Directors and by the Company’s Nominating and Corporate Governance Committee, which consists solely of independent directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Chief Operating Officer

On April 26, 2011, the Company issued a press release announcing that the Company’s Board of Directors accepted the resignation of Harris J. Pappas from his position as Chief Operating Officer, effective April 20, 2011. Mr. Pappas will continue to serve the Company as a Director on the Company’s Board of Directors. In addition, the Company announced that, pursuant to its plan of succession, the Company’s Board of Directors appointed Peter Tropoli as Chief Operating Officer of the Company, effective April 20, 2011. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Mr. Tropoli has served as the Company's Senior Vice President of Administration and General Counsel since March 2001. He has also served as Corporate Secretary of the Company since 2006. During his tenure with the Company, Mr. Tropoli has been intimately involved in all aspects of its business operations and management.  Mr. Tropoli is the stepson of Frank Markantonis, who is a director of the Company.

Compensatory Arrangements for Mr. Tropoli

On April 20, 2011, the Board approved an annual base salary of $320,000 for Mr. Tropoli in connection with his appointment as Chief Operating Officer.

In addition, pursuant to the Luby's Incentive Stock Plan, the Board approved a grant of options to purchase 2,104 shares of the Company's common stock to Mr. Tropoli.  The exercise price of each stock option is $5.34, the closing market price of the Company's common stock on the date of the grant, and the options will vest and become exercisable in equal installments on each of the first four anniversaries of the date of grant. Vested options must be exercised within ten years of the grant date.

The Board also approved a grant of 1,053 shares of restricted common stock of the Company to Mr. Tropoli.  The restricted stock fully vests and becomes unrestricted on April 20, 2014. The restricted stock is valued at the closing price of the Company's common stock of $5.34 per share on April 20, 2011. If not vested, the restricted stock will automatically expire and terminate, and will be forfeited to the Company, on the date that Mr. Tropoli’s employment is terminated, except upon retirement on or after Mr. Tropoli’s s 65th birthday, death, permanent and total disability, a leave of absence by Mr. Tropoli or a change of control of the Company, as defined in the award agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1
Amendment No. 6 dated as of April 20, 2011 to Employment Agreement dated as of November 9, 2005, as amended on October 29, 2007, November 19, 2008, November 19, 2009, April 15, 2010 and September 2, 2010, between Luby’s, Inc. and Christopher J. Pappas.

Exhibit 10.2	Form of Restricted Stock Award Agreement

Exhibit 10.3	Form of Incentive Stock Option Award Agreement

Exhibit 99	Press Release of Luby’s, dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	April 26, 2011	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer